UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2010, the Board of Directors (the “Board”) of MSCI Inc. (the “Registrant”) approved a change to the Registrant’s fiscal year end from November 30 to December 31 of each year.

This change in fiscal year end will commence with the twelve month period ending December 31, 2011.  As a result of the change, the Registrant will have a December 2010 fiscal month transition period, the results of which are expected to be separately reported in the Registrant’s Quarterly Report on Form 10-Q for the new fiscal first quarter ending March 31, 2011 and in the Registrant’s Annual Report on Form 10-K for the 2011 fiscal year.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.
Date: December 10, 2010	By:	/s/ David Obstler
	Name:	David Obstler
	Title:	Chief Financial Officer